Exhibit 99.1

Company retires remaining Outstanding Convertible Investments

Bakersfield, CA, January 16, 2025 (GLOBE NEWSWIRE) — Trio Petroleum Corp (NYSE American: “TPET”, “Trio” or the “Company”), a California-based oil and gas company, announced that as of January 7,2025, the Company had fully repaid senior secured convertible promissory notes with an aggregate principal of $1.6 million (the “Notes”). The Notes were issued in connection with two separate financings funded by two institutional investors (the “Investors”) in in April 2024 and June of 2024.

As previously reported in Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 24, 2024 and June 28, 2024, these financings, provided by the Investors, included the issuance of the Notes and, with respect to the June 2024 financing, the issuance of warrants to the Investors. The Notes have been fully retired, and the security interest granted to the Investors in all of Trio’s assets has also been terminated. The warrants continue to be outstanding.

“This is a very significant development as the removal of this indebtedness from the Company’s balance sheet now affords the Company the ability to grow its business. This will include reworking existing wells and developing new assets. Trio’s focus remains on acquiring projects that generate immediate cash flow or offer transformative growth potential with strategic investment. We believe that this approach aligns with our long-term vision of creating exceptional value while managing risk and resources effectively,” stated Robin Ross Chief Executive Officer.

About Trio Petroleum Corp

Trio Petroleum Corp is an oil and gas exploration and development company headquartered in Bakersfield, California, with operations in Monterey County, California, and Uintah County, Utah. In Monterey County, Trio owns an 85.75% working interest in 9,245 acres at the Presidents and Humpback oilfields in the South Salinas Project, and a 21.92% working interest in 800 acres in the McCool Ranch Field. In Uintah County, Trio owns a 2.25% working interest in 960 acres and options to acquire up to an additional 17.75% working interest in the 960 acres, and also an option to acquire 20% working interest in an adjacent 1,920 acres, and a right of first refusal to participate in an additional approximate 30,000 acres of the Asphalt Ridge Project at terms offered to other third parties.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release of Trio Petroleum Corp (“Trio”) and its representatives and partners that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “on-track”, “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Trio’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors sections of the Trio reports filed with the Securities and Exchange Commission (SEC). Copies of such documents are available on the SEC’s website, www.sec.gov. Trio undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Redwood Empire Financial Communications

Michael Bayes

(404) 809 4172

michael@redwoodefc.com

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